                                EXHIBIT 1.(5)(b)

                          FORM OF SURVIVORSHIP POLICY

                                                           [ZURICH KEMPER LOGO]


KEMPER INVESTORS LIFE INSURANCE COMPANY
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, IL 60049-0001


INSURED            NO. 1 JOHN DOE           ISSUE AGE    35
                   NO. 2 JANE DOE                        35

POLICY DATE        JAN 01 1998          POLICY NUMBER     7008162

INITIAL SPECIFIED  $1,000,000           DATE OF ISSUE  JAN 01 1998
AMOUNT

RIGHT TO CANCEL - FREE LOOK PERIOD

This policy may be returned to Us within 10 days of the time You receive it.
It may be mailed or delivered to Us or to the agent who sold it. Upon Our receipt, this policy will be deemed void from the beginning. The Cash Value of the policy plus any monthly deductions and any deductions made against premiums will be refunded within seven days of Our receipt of a notice of cancellation and the return of this policy. This amount will be at least equal to the Premiums paid.

On the Maturity Date, if the Life Insured is living and this policy is in force, We will pay the Surrender Value to You. If both Lives Insured die prior to the Maturity Date and this policy is in force, on the second death We will pay to the beneficiary the Death Benefit in force at the time of the Life Insured's death. Payment made to You or to the beneficiary will be made subject to the terms of this policy.

The Death Benefit is payable following the second death of the Lives Insured. However, You must give Us proof of the first death as soon as it occurs. Proof of the first death is important for Us to accurately determine benefits under the policy. We will adjust Your Monthly Deduction accordingly when We receive proof of the first death.

This policy is issued in consideration of the attached application(s) and payment of the Initial Premium. The terms on this and the following pages are part of the policy.

Signed for the Kemper Investors Life Insurance Company at its home offices in Long Grove, Illinois.

       [SIG]                                     [SIG]
     Secretary                                 President

SURVIVORSHIP, FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
PAYABLE ON THE SECOND DEATH
NON-PARTICIPATING - NO ANNUAL DIVIDENDS

MATURES ON POLICY ANNIVERSARY NEAREST THE YOUNGER OF THE LIVES INSURED'S 100TH BIRTHDAY

TO THE EXTENT ALLOCATIONS ARE MADE TO THE DIVISIONS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE DIVISIONS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This policy is a legal contract between You and Us.

READ YOUR POLICY CAREFULLY.


Policy Form No. L-8162

        INDEX                                                   PAGE NO.

        Policy Specifications                                          A

        Definitions                                                    1

        General Provisions                                             2

        Death Benefit Provisions                                       5

        Premium Provisions                                             6

        General Account Provisions                                     8

        Variable Account Provisions                                    8

        Non-Forfeiture Provisions                                     11

        Transfer Provisions                                           12

        Withdrawal Provisions                                         12

        Policy Loan Provisions                                        12

        Surrender Value Provisions                                    13

        Transfer, Withdrawal, Loan and Surrender Procedures           13

        Settlement Provisions                                         14

        Settlement Option Table                                       16



Supplemental Benefits, if any, in the Policy Specifications are described in the supplemental benefit agreements that follow the Settlement Option Table. All capitalized terms are either defined in the Definitions or itemized on the Policy Specifications page.


L-8162

                             POLICY SPECIFICATIONS


INSURED            JOHN DOE                     ISSUE AGE      35
                   JANE DOE                                    35

POLICY DATE        JAN 01, 1998                 POLICY NUMBER  7008162

INITIAL SPECIFIED  $1,000,000                   DATE OF ISSUE  JAN 01, 1998
AMOUNT

DEATH BENEFIT      OPTION A


                              COVERAGE INFORMATION


                                   RATE
                                   CLASS      COVERAGE    MATURITY OR    MONTHLY
BENEFIT DESCRIPTION                PERCENT    AMOUNT      EXPIRY DATE    RATE


FLEXIBLE PREMIUM VARIABLE LIFE*    100       $1,000,000   JAN 01, 2063   SEE PAGE D


* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN IF PREMIUMS PAID ARE INSUFFICIENT TO CONTINUE THE COVERAGE TO SUCH DATE. EVEN IF COVERAGE CONTINUES TO THE MATURITY DATE, THERE MAY BE NO SURRENDER VALUE TO BE PAID ON THAT DATE. COVERAGE AMOUNT UNDER OPTION A IS THE SPECIFIED AMOUNT INCLUSIVE OF THE CASH VALUE.



                              PREMIUM INFORMATION


INITIAL PREMIUM                         $8,550.21

PLANNED PREMIUM                         $8,550.21 ANNUAL

INSURED RATE CLASS                      STANDARD NON-TOBACCO
                                        STANDARD NON-TOBACCO





L-8162 GP                                                                 Page A

                             POLICY SPECIFICATIONS

 INSURED        JOHN DOE                             ISSUE AGE              35
                JANE DOE                                                    35

 POLICY DATE    JAN 01, 1998                         POLICY NUMBER     7008162


 MONTHLY PROCESSING DATE                    DAY 01 OF EACH MONTH

 DEDUCTION PERIOD                           65 YEARS, 00 MONTHS

 MINIMUM SPECIFIED AMOUNT                   [$1,000,000.00]

 MINIMUM CHANGE IN SPECIFIED AMOUNT         [$25,000.00]

 MINIMUM WITHDRAWAL AMOUNT                  [$   500.00]

 MINIMUM LOAN AMOUNT                        [$   500.00]

 PREMIUM CHARGES                            [     6.00%]

 MAXIMUM FIXED ACCOUNT TRANSFER AMOUNT      [    30.00%]

 MONTHLY ADMINISTRATIVE CHARGE              [FIRST POLICY YEAR OR FIRST YEAR
                                             OF INCREASE                 $20.00]
                                            [POLICY YEARS TWO AND LATER   $5.00]

 MORTALITY AND EXPENSE RISK CHARGE

     CURRENT BASED ON CUMULATIVE PREMIUMS CUMULATIVE WITHDRAWALS LESS CUMULATIVE LOANS

     [UP TO $100,000                                                   0.65%]
     [BETWEEN $100,001 AND $250,000                                    0.50%]
     [BETWEEN $250,001 AND $500,000                                    0.40%]
     [IN EXCESS OF $500,000                                            0.30%]

     GUARANTEED                                                        0.90%

 ACCOUNT MAINTENANCE CHARGE                                           [0.45%]

 MINIMUM PREMIUM                                         [$600.00 PER YEAR]
                                                         [$300.00 PER HALF YEAR]
                                                         [$150.00 PER QUARTER]
                                                         [$150.00 UNSCHEDULED]
                                                         [$ 50.00 PER MONTH]



L-8162 GP                                                                Page B1

                             POLICY SPECIFICATIONS

INSURED             JOHN DOE                      ISSUE AGE           35
                    JANE DOE                                          35

POLICY DATE         JAN 01, 1998                  POLICY NUMBER       7008162


IRC SECTION 7702 TEST              GUIDELINE PREMIUM*


                         TABLE OF DEATH BENEFIT FACTORS

ATTAINED             ATTAINED           ATTAINED           ATTAINED
  AGE*      PERCENT    AGE*    PERCENT    AGE*    PERCENT    AGE*    PERCENT
  0-40        250      50        185      60        130      70        115
  41          243      51        178      61        128      71        113
  42          236      52        171      62        126      72        111
  43          229      53        164      63        124      73        109
  44          222      54        157      64        122      74        107
  45          215      55        150      65        120      75        105
  46          209      56        146      66        119      91        104
  47          203      57        142      67        118      92        103
  48          197      58        138      68        117      93        102
  49          191      59        134      69        116      94        101
                                                             95+       100


*ATTAINED AGE IS THE AGE NEAREST BIRTHDAY AS OF THE BEGINNING OF THE POLICY
YEAR





L-8162 GP                                                                Page B2

                             POLICY SPECIFICATIONS

INSURED         JOHN DOE                        ISSUE AGE         35
                JANE DOE                                          35

POLICY DATE     JAN 01, 1998                    POLICY NUMBER     7008162

TRADE DATE      JAN 31, 1998

                                                INITIAL PREMIUM ALLOCATION
FIXED ACCOUNT

SEPARATE ACCOUNT

[MONEY MARKET                                            100%                  ]
[EVERGREEN VA                                                                  ]
[EVERGREEN VA GROWTH AND INCOME                                                ]
[EVERGREEN VA FOUNDATION                                                       ]
[EVERGREEN VA GLOBAL LEADERS                                                   ]
[EVERGREEN VA STRATEGIC INCOME                                                 ]
[EVERGREEN VA AGGRESSIVE GROWTH                                                ]
[TOTAL RETURN                                                                  ]
[HIGH YIELD                                                                    ]
[GROWTH                                                                        ]
[GOVERNMENT SECURITIES                                                         ]
[INTERNATIONAL                                                                 ]
[SMALL CAP GROWTH                                                              ]
[INVESTMENT GRADE BOND                                                         ]
[VALUE                                                                         ]
[SMALL CAP VALUE                                                               ]
[VALUE+GROWTH                                                                  ]
[HORIZON 20+                                                                   ]
[HORIZON 10+                                                                   ]
[HORIZON 5                                                                     ]
[BLUE CHIP                                                                     ]
[GLOBAL INCOME                                                                 ]






L-8162 GP                                                                 Page C

                             POLICY SPECIFICATIONS

INSURED              JOHN DOE                   ISSUE AGE             35
                     JANE DOE                                         35

POLICY DATE          JAN 01, 1998               POLICY NUMBER         7008162


        TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES* PER $1,000


  ATTAINED    MONTHLY     ATTAINED      MONTHLY   ATTAINED       MONTHLY
    AGE*        RATE        AGE*          RATE      AGE*           RATE
    35        0.01000        56         0.08796      77           3.00219
    36        0.01000        57         0.10405      78           3.49949
    37        0.01000        58         0.12230      79           4.05867
    38        0.01000        59         0.14365      80           4.69924
    39        0.01000        60         0.16895      81           5.44086
    40        0.01000        61         0.19908      82           6.30715
    41        0.01000        62         0.23597      83           7.31754
    42        0.01000        63         0.28156      84           8.46288
    43        0.01000        64         0.33723      85           9.73941
    44        0.01000        65         0.40308      86          11.12947
    45        0.01184        66         0.47990      87          12.63400
    46        0.01443        67         0.56784      88          14.23436
    47        0.01748        68         0.66736      89          15.95027
    48        0.02105        69         0.78170      90          17.78897
    49        0.02522        70         0.91701      91          19.78599
    50        0.03015        71         1.08841      92          22.00633
    51        0.03603        72         1.27876      93          24.56619
    52        0.04312        73         1.52262      94          27.80325
    53        0.05169        74         1.81657      95          32.43368
    54        0.06186        75         2.16058      96          40.11855
    55        0.07389        76         2.55596      97          55.18812
                                                     98          83.33333
                                                     99          83.33333



*THE GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES SHALL BE THE RATES SHOWN IN THE TABLE ABOVE MULTIPLIED BY THE APPROPRIATE RATE CLASS PERCENT. THIS PERCENT IS SHOWN ON PAGE A OF THE POLICY SPECIFICATIONS. THE RATES ACTUALLY CHARGED MAY BE REDUCED IN ACCORDANCE WITH THE COST OF INSURANCE RATE SECTION.




L-8162 GP                                                                Page D

                             POLICY SPECIFICATIONS


INSURED            JOHN DOE                     ISSUE AGE                35
                   JANE DOE                                              35

POLICY DATE        JAN 01, 1998                 POLICY NUMBER       7008162

INITIAL SPECIFIED  $1,000,000                   DATE OF ISSUE  JAN 01, 1998
AMOUNT

DEATH BENEFIT      OPTION A


                              COVERAGE INFORMATION

                                       RATE
                                       CLASS     COVERAGE     MATURITY OR    MONTHLY
BENEFIT DESCRIPTION                    PERCENT   AMOUNT       EXPIRY DATE    RATE
FLEXIBLE PREMIUM VARIABLE LIFE*        100       $1,000,000   JAN 01, 2063  SEE PAGE D



* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN IF PREMIUMS PAID ARE INSUFFICIENT TO CONTINUE THE COVERAGE TO SUCH DATE. EVEN IF COVERAGE CONTINUES TO THE MATURITY DATE, THERE MAY BE NO SURRENDER VALUE TO BE PAID ON THAT DATE. COVERAGE AMOUNT UNDER OPTION A IS THE SPECIFIED AMOUNT INCLUSIVE OF THE CASH VALUE.


                              PREMIUM INFORMATION


INITIAL PREMIUM                                 $7,068.88

PLANNED PREMIUM                                 $7,068.88 ANNUAL

INSURED RATE CLASS                              STANDARD NON-TOBACCO
                                                STANDARD NON-TOBACCO






L-8162 CVA                                                                Page A

                             POLICY SPECIFICATIONS


INSURED         JOHN DOE                        ISSUE AGE       35
                JANE DOE                                        35

POLICY DATE     JAN 01, 1998                    POLICY NUMBER   7008162


MONTHLY PROCESSING DATE                DAY 01 OF EACH MONTH

DEDUCTION PERIOD                       65 YEARS, 00 MONTHS

MINIMUM SPECIFIED AMOUNT               [$1,000,000.00]

MINIMUM CHANGE IN SPECIFIED AMOUNT     [$25,000.00]

MINIMUM WITHDRAWAL AMOUNT              [$   500.00]

MINIMUM LOAN AMOUNT                    [$   500.00]

PREMIUM CHARGES                        [     6.00%]

MAXIMUM FIXED ACCOUNT TRANSFER AMOUNT  [    30.00%]

MONTHLY ADMINISTRATIVE CHARGE         [FIRST POLICY YEAR OR FIRST
                                       YEAR OF INCREASE             $20.00]
                                      [POLICY YEARS TWO AND LATER    $5.00]

MORTALITY AND EXPENSE RISK CHARGE

     CURRENT BASED ON CUMULATIVE PREMIUMS LESS CUMULATIVE WITHDRAWALS LESS CUMULATIVE LOANS

     [UP TO  $100,000                            0.65%]
     [BETWEEN $100,001 AND $250,000              0.50%]
     [BETWEEN $250,001 AND $500,000              0.40%]
     [IN EXCESS OF $500,000                      0.30%]

     GUARANTEED                                  0.90%

ACCOUNT MAINTENANCE CHARGE                      [0.45%]

MINIMUM PREMIUM                                 [$600.00 PER YEAR]
                                                [$300.00 PER HALF YEAR]
                                                [$150.00 PER QUARTER]
                                                [$150.00 UNSCHEDULED]
                                                [$ 50.00 PER MONTH]




L-8162 CVA                                                               Page B1

                             POLICY SPECIFICATIONS

INSURED          JOHN DOE                   ISSUE AGE               35
                 JANE DOE                                           35

POLICY DATE      JAN 01, 1998               POLICY NUMBER      7008162

IRC SECTION 7702 TEST               CASH VALUE ACCUMULATION

                         TABLE OF DEATH BENEFIT FACTORS

ATTAINED             ATTAINED              ATTAINED              ATTAINED
  AGE*     FACTOR      AGE*      FACTOR     AGE*       FACTOR     AGE*    FACTOR
   35     6.41760       51      3.45818      67       1.92995      83     1.25917
   36     6.17469       52      3.32861      68       1.86710      84     1.23722
   37     5.94080       53      3.20434      69       1.80734      85     1.21718
   38     5.71561       54      3.08519      70       1.75054      86     1.19892
   39     5.49882       55      2.97099      71       1.69663      87     1.18223
   40     5.29011       56      2.86158      72       1.64570      88     1.16692
   41     5.08920       57      2.75677      73       1.59753      89     1.15273
   42     4.89580       58      2.65638      74       1.55225      90     1.13941
   43     4.70965       59      2.56024      75       1.50987      91     1.12670
   44     4.53048       60      2.46819      76       1.47030      92     1.11432
   45     4.35803       61      2.38011      77       1.43341      93     1.10198
   46     4.19236       62      2.29588      78       1.39901      94     1.08934
   47     4.03328       63      2.21543      79       1.36691      95     1.07617
   48     3.88056       64      2.13870      80       1.33695      96     1.06244
   49     3.73395       65      2.06561      81       1.30903      97     1.04852
   50     3.59323       66      1.99607      82       1.28310      98     1.03587
                                                                   99     1.02597






*ATTAINED AGE IS THE AGE NEAREST BIRTHDAY AS OF THE BEGINNING OF THE POLICY YEAR FOR THE YOUNGER INSURED.




L-8162 CVA                                                              Page B2

                             POLICY SPECIFICATIONS


INSURED           JOHN DOE                      ISSUE AGE         35
                  JANE DOE                                        35

POLICY DATE       JAN 01, 1998                  POLICY NUMBER     7008162

TRADE DATE        JAN 31, 1998

                                                INITIAL PREMIUM ALLOCATION
FIXED ACCOUNT

SEPARATE ACCOUNT

[MONEY MARKET                                           100%               ]
[EVERGREEN VA                                                              ]
[EVERGREEN VA GROWTH AND INCOME                                            ]
[EVERGREEN VA FOUNDATION                                                   ]
[EVERGREEN VA GLOBAL LEADERS                                               ]
[EVERGREEN VA STRATEGIC INCOME                                             ]
[EVERGREEN VA AGGRESSIVE GROWTH                                            ]
[TOTAL RETURN                                                              ]
[HIGH YIELD                                                                ]
[GROWTH                                                                    ]
[GOVERNMENT SECURITIES                                                     ]
[INTERNATIONAL                                                             ]
[SMALL CAP GROWTH                                                          ]
[INVESTMENT GRADE BOND                                                     ]
[VALUE                                                                     ]
[SMALL CAP VALUE                                                           ]
[VALUE+GROWTH                                                              ]
[HORIZON 20+                                                               ]
[HORIZON 10+                                                               ]
[HORIZON 5                                                                 ]
[BLUE CHIP                                                                 ]
[GLOBAL INCOME                                                             ]





L-8162 CVA                                                                Page C

                             POLICY SPECIFICATIONS



INSURED      JOHN DOE                           ISSUE AGE      35
             JANE DOE                                          35

POLICY DATE  JAN 01, 1998                       POLICY NUMBER  7008162


    TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES* PER $1,000



ATTAINED      MONTHLY          ATTAINED     MONTHLY         ATTAINED    MONTHLY
  AGE*         RATE             AGE*         RATE             AGE*       RATE
  35          0.01000            56         0.08796           *77       3.00219
  36          0.01000            57         0.10405            78       3.49949
  37          0.01000            58         0.12230            79       4.05867
  38          0.01000            59         0.14365            80       4.69924
  39          0.01000            60         0.16895            81       5.44086
  40          0.01000            61         0.19908            82       6.30715
  41          0.01000            62         0.23597            83       7.31754
  42          0.01000            63         0.28156            84       8.46288
  43          0.01000            64         0.33723            85       9.73941
  44          0.01000            65         0.40308            86      11.12947
  45          0.01184            66         0.47990            87      12.63400
  46          0.01443            67         0.56784            88      14.23436
  47          0.01748            68         0.66736            89      15.95027
  48          0.02105            69         0.78170            90      17.78897
  49          0.02522            70         0.91701            91      19.78599
  50          0.03015            71         1.08841            92      22.00633
  51          0.03603            72         1.27876            93      24.56619
  52          0.04312            73         1.52262            94      27.80325
  53          0.05169            74         1.81657            95      32.43368
  54          0.06186            75         2.16058            96      40.11855
  55          0.07389            76         2.55596            97      55.18812
                                                               98      83.33333
                                                               99      83.33333


*THE GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES SHALL BE THE RATES SHOWN IN THE TABLE ABOVE MULTIPLIED BY THE APPROPRIATE RATE CLASS PERCENT. THIS PERCENT IS SHOWN ON PAGE A OF THE POLICY SPECIFICATIONS. THE RATES ACTUALLY CHARGED MAY BE REDUCED IN ACCORDANCE WITH THE COST OF INSURANCE RATE SECTION.



L-8162 CVA                                                                Page D

DEFINITIONS
                      ACCOUNT MAINTENANCE CHARGE: A charge deducted in the calculation of the Accumulation Unit Value for maintaining the Separate Account and Owner records.

                      ACCUMULATION UNIT: An accounting unit of measure used to calculate the value of each Subaccount.

                      AGE:  An Insured's age on his or her nearest birthday.

                      CASH VALUE: The sum of the policy assets in the Separate Account, Fixed Account and Loan Account.

                      DEBT: The principal of any outstanding loan under this policy plus any loan interest due or accrued to KILICO.

                      FIXED ACCOUNT: The amount of assets held in the General Account attributable to the fixed portion of the policy.

                      FIXED ACCOUNT VALUE: The portion of the Cash Value in the General Account, excluding the Loan Account.

                      FUND(S): The underlying mutual funds in which the Subaccounts of the Separate Account invest.

                      GENERAL ACCOUNT: The assets of KILICO other than those allocated to the Separate Account or any other separate account.

                      INSURED(S): The persons whose lives are covered by the Policy and who are named in the Policy Specifications.

                      ISSUE AGES: Ages as of the Lives Insured nearest birthdays on the Policy Date.

                      ISSUE DATE: The date shown in the Policy Specifications. Incontestability and suicide periods for the initial Insured Amount are measured from the Issue Date.

                      LIFE INSURED: The second to die of the Lives Insured.

                      LIVES INSURED: The persons whose lives are insured under the policy as set forth in the Policy Specifications.

                      LOAN ACCOUNT: The amount of assets transferred from the Separate Account and the Fixed Account and held in the General Account as collateral for policy loans.

                      MATURITY DATE:  The Maturity Date is stated in the Policy
                      Specifications.   It is the Policy Date anniversary
                      nearest the younger of the Lives Insured's 100th birthday.

                      MONTHLY PROCESSING DATE: The Monthly Processing Date is stated in the Policy Specifications. It is the same day in each month as the Policy Date. It is the day from which policy months are determined.

                      MORTALITY AND EXPENSE RISK CHARGE: A charge deducted in the calculation of the Accumulation Unit Value for the assumption of mortality risks and expense guarantees.

                      NET AMOUNT AT RISK:  The Death Benefit divided by
                      1.0024663 minus the Cash Value.

                      OWNER: The person designated on the application who may exercise all rights and privileges under the policy.


L-8162

L-8162                                                                  Page 2


                       POLICY DATE: The date shown in the Policy Specifications. It is used to determine Policy Years and Monthly Processing Dates. It is the date that insurance coverage takes effect subject to any principles of conditional receipt under applicable law.

                       POLICY YEAR: Each year commencing with the Policy Date and each Policy Date anniversary thereafter.

                       PREMIUM: A dollar amount received by Us in U.S. Currency as consideration for the benefits to be provided under this policy.

                       PREMIUM CHARGES: The percentage of Premium deducted before the Premium is allocated to the Subaccounts or the Fixed Account.

                       SEPARATE ACCOUNT: The KILICO Variable Separate Account-2 which was established under Law as a separate investment account of Kemper Investors Life Insurance Company.

                       SEPARATE ACCOUNT VALUE: The portion of the Cash Value in the Subaccounts(s).

                       SPECIFIED AMOUNT: The amount shown in the Policy Specifications chosen by the Owner and used to calculate the Death Benefit.

                       SUBACCOUNT: A subdivision of the Separate Account. The Subaccounts initially available under this policy are stated in the Policy Specifications.

                       SUBACCOUNT VALUE: Each Subaccount will be valued separately as determined by the formula stated in this policy.

                       SURRENDER VALUE: The Surrender Value of this policy is the Cash Value on the date of surrender minus any Debt.

                       TRADE DATE: The Trade Date is 30 days following the Issue Date of this policy. It is the date that the Money Market Subaccount Value will be allocated to the Subaccounts and the Fixed Account according to Your initial allocation.

                       VALUATION DATE: Each business day on which valuation of the assets of the Separate Account is required by applicable law, which currently is each day that the New York Stock Exchange is open for trading.

                       VALUATION PERIOD: The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                       WE, OUR, OURS, US:  Kemper Investors Life Insurance
                       Company.

                       YOU, YOUR, YOURS: The party(ies) named as Owner in the application unless later changed as provided in this policy.


GENERAL PROVISIONS

THE CONTRACT           This policy, any endorsements, the attached application
                       and any supplemental application(s) form the entire contract. All statements made in the application and any supplemental application(s) are representations and not warranties unless fraud is involved. In addition to other reasons permitted by law, the validity of this policy can be contested if any material misrepresentations of fact are made in the application, a supplementary application or a request. No statement will void this policy or be used to deny a claim unless it is contained in an attached application or supplemental application.

                       MODIFICATION OF POLICY   Only our President, Secretary
                       or Assistant Secretaries have power to approve a change in or waive the provisions of this policy. Any such change or waiver must be in writing and signed by one of such officers. No agent or person other than such officers can change or waive the terms of this policy.

                       OWNERSHIP OF POLICY   Unless otherwise provided in the
                       application, the Lives Insured are the original policy Owners. You have the exclusive right to cancel or amend this policy by agreement with Us and exercise every option and right conferred by this policy, including the right of assignment. We reserve the right to require the return of this policy for endorsement for any change.

                       CHANGE OF OWNERSHIP   Ownership may be changed during
                       the lifetime of the Life Insured by written notice from
                       you with prior consent from Us.   After We receive
                       written notice at Our home office, the change will take effect as of the date the notice was signed. The change, however, will not apply to any payment made or
                       action taken by Us before the notice was received.   A
                       Change of Ownership may have tax consequences, depending on the circumstances. We recommend that You seek the advice of a qualified tax consultant prior to making any such changes.

                       EFFECTIVE DATE OF COVERAGE The effective date of coverage under this policy is the Policy Date. The Issue Date is the same date as the Policy Date unless a different Issue Date is stated in the Policy Specifications. Incontestability and suicide periods are measured from the Issue Date.

                       TERMINATION   All coverage under this policy terminates
                       when any one of the following events occurs: 1. You request that coverage terminate; 2. the Life Insured dies; 3. this policy matures; or 4. the grace period ends.

                       CONTESTABILITY   This policy will be incontestable
                       after it has been in force during the lifetime of the Lives Insured for two years from the Issue Date.

                       A new two year contestability period will apply to each increase in insurance beginning with the effective date of each increase and will apply only to statements made in the application for the increase.

                       If the policy is reinstated, a new two year contestability period will apply from the effective date of the reinstatement and will apply only to statements made in the application for the reinstatement.

                       MISSTATEMENT OF AGE AND/OR SEX    If the age and/or sex
                       of either of the Lives Insured was misstated, the Death Benefit will be adjusted based on what the Cost of Insurance charged for the most recent Monthly Processing Date, prior to the Life Insured's death, would have purchased using the correct Age and/or sex.

                       SUICIDE   If the first death is by suicide, within two
                       years of the Issue Date, whether the Insured is sane or insane, We will reissue this policy. The new policy on the survivor will be a single life permanent policy which is available at time of re-issue. The suicide provision for the new policy will be effective as of the original Issue Date.

                       If the second death is by suicide, within two years after the Issue Date, whether the Life Insured is sane or insane, We will pay only the Premiums paid less any withdrawal and Debt. If the second death occurs within two years after the date of an increase in insurance, or reinstatement, Our total liability with respect to such increase or reinstatement will be the cost of insurance.

                       DUE PROOF OF DEATH   The Death Benefit is payable when
                       the Life Insured dies. You must provide Us proof when both deaths occur. Written proof of death in the form of a certified copy of the death certificate, a written physician's statement or any other proof satisfactory to Us is required within sixty days of such deaths or as soon as thereafter as is reasonably possible.



L-8162                                                                  Page 3

L-8162                                                                    Page 4

BENEFICIARY DESIGNATION  The original beneficiary is named in the application for this policy. If a beneficiary is not named, the original beneficiary is Your estate. You may change the beneficiary by filing a written change with Us subject to the following:

                             1.  The change must be filed during the Life
                                 Insured's lifetime;

                             2. This policy must be in force at the time a change is filed;

                             3. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation, or other restriction;

                             4. Such change will take effect when We receive it at Our home office;

                             5. After We receive the request, the change will take effect as of the date the request for change was signed; however, action taken by Us before such request was received will remain valid; and

                             6.  The request for change must provide
                                 information to identify the new beneficiary.

DEATH OF BENEFICIARY     The interest of a beneficiary who dies before
                         the Life Insured will pass to the other
                         beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives the Life Insured, the proceeds of this policy will be paid to the Life Insured's estate.

                         If a beneficiary dies within ten days of the Life Insured's death, proceeds of this policy will be paid as if the Life Insured had survived that beneficiary.

ASSIGNMENT               No assignment of this policy is binding on Us
                         without prior consent.   Any claim under an assignment
                         is subject to proof of the extent of the interest of the assignee. Your rights and the rights of the beneficiary are subject to the rights of the assignee of record.

                         An assignment of coverage may have tax
                         consequences depending on the circumstances. We recommend that You seek the advice of a qualified tax consultant prior to making any such changes or assignments.

NON-PARTICIPATING        This policy will not pay dividends.  It will not
                         participate in any of Our surplus earnings.

REPORTS At least once each Policy Year We will send You a report. The report will reflect the Premiums paid, investment experience and charges made since the last report. The report will also reflect the current Death Benefit and Cash Value as well as any other information required by statute.

RESERVES, CASH VALUE     All reserves are greater than or equal to those
                         required by statute. Any Cash Value and Death Benefit available under this policy are at least equal to the minimum benefits required by the statutes of the state in which this policy is delivered.

BASIS OF COMPUTATIONS    A detailed statement of the method of computation of
                         Cash Value under this policy has been filed with the insurance department of the state in which this policy is delivered. The 1980 Commissioner's
                         Standard Ordinary Smoker or Nonsmoker Mortality
                         Tables, age nearest birthday, is the basis for minimum
                         Cash Values, death benefits and guaranteed maximum
                         Cost of Insurance rates under this policy.

TAX TREATMENT                        This policy is intended to qualify as a
                                     life insurance policy under the Internal
                                     Revenue Code ("Code").  We may return
                                     Premiums which would disqualify the policy from tax treatment as a life insurance policy. This policy may be endorsed to reflect any change in the Code and its regulations or rulings. You will receive a copy of any such endorsement.

                                     Currently, no charges are made against the Separate Account for federal, state or other taxes that may be attributed to the Separate Account. We may in the future, however, impose charges for federal income taxes attributed to the Separate Account. Charges for other taxes, if any, attributed to this policy may also be made.

DEATH BENEFIT PROVISIONS

DEATH BENEFIT                        The Death Benefit is based on the Specified
                                     Amount, the Death Benefit Option, the Death
                                     Benefit Qualification Test chosen by You in the application, and a Death Benefit percentage (as set forth in the Table of Death Benefit Factors) applicable at the time of death. The Initial Specified
                                     Amount, the Death Benefit Option, the Death
                                     Benefit Qualification Test, and the Table of Death Benefit Factors are shown in the Policy Specifications.

SPECIFIED AMOUNT                     The Specified Amount is the Initial
                                     Specified Amount shown on the Policy
                                     Specifications, unless changed in
                                     accordance with the changes provision or reduced by a withdrawal.

DEATH BENEFIT QUALIFICATION TEST     One of two Death Benefit Qualification
                                     Tests is chosen by You in the application and is stated in the Policy Specifications.
                                     Once chosen, the Death Benefit
                                     Qualification Test cannot be changed for the duration of the policy. The Death
                                     Benefit Qualification Test is the method for qualifying the policy as life insurance for purposes of federal tax laws.

DEATH BENEFIT OPTION                 The Death Benefit Option is shown on the
                                     Policy Specifications, unless changed in accordance with the Changes provision.

                                     If Option A is in effect, the Death Benefit is the greater of:

                                        1. The Specified Amount; or

                                        2. a Death Benefit percentage (as set
                                           forth in the Table of Death Benefit
                                           Factors) times the Cash Value of this
                                           policy on the date of the Life
                                           Insured's death.

                                     If Option B is in effect, the Death Benefit is the greater of:

                                        1. the Specified Amount plus the Cash
                                           Value of this policy on the date of
                                           the Life Insured's death; or

                                        2. a Death Benefit percentage (as set
                                           forth in the Table of Death Benefit
                                           Factors) times the Cash Value of this
                                           policy on the date of the Life
                                           Insured's death.

CHANGES You may change the Death Benefit Option after the first Policy Year. The Specified Amount will be changed as follows:

                                        1. If the change is Option A to Option
                                           B, the Specified Amount after such
                                           change will be:

                                            a. the Specified Amount prior to
                                               such change; minus

                                            b. the Cash Value on the date of the
                                               change.

L-8162                                                                    Page 5

L-8162                                                                    Page 6

                           2. If the change is from Option B to Option A, the
                              Specified Amount after such change will be:

                              a. the Specified Amount prior to such change; plus

                              b. the Cash Value on the date of the change.

                        You may also increase the Specified Amount after the first Policy Year and prior to the older of the Lives Insured's attained Age 85. You may also decrease the Specified Amount after the first Policy Year. The change is subject to the following:

                           1. Any decrease will reduce the insurance in the
                        following order:

                              a. the most recent increase first;

                              b. any other increases in the reverse order in
                                 which they occurred; and

                              c. finally, against the Initial Specified Amount.

                           2. Any request for an increase must be applied for
                        on a supplemental application and is subject to Our normal underwriting requirements.

                        The request for a change must be in writing. No more than one change will be allowed in any Policy Year. The Minimum Change in Specified Amount is shown in the Policy Specifications. The change will be effective on the first Monthly Processing Date on or after the day We receive the request. No changes will be allowed if the resulting Specified Amount would be less than the lesser of the Initial Specified Amount or the Minimum Specified Amount or if this policy would be disqualified as life insurance under the Code. The Initial Specified Amount and the Minimum Specified Amount are shown on the Policy Specifications.

PAYMENT OF THE          Death Benefits will be paid following receipt by Us at
DEATH BENEFIT           Our home office of due proof that the Life Insured died
                        while this policy was in force. The Death Benefit will be determined based upon the date of death. The return of this policy is required before a payment is made.

                        The Death Benefit proceeds will be equal to:

                           1. the Death Benefit; minus

                           2. any monthly deductions due during the grace
                              period; minus

                           3. any Debt.

                        We may defer payment of the Death Benefit for any period during which the New York Stock Exchange is closed for trading (except for normal weekend and holiday closings) or when the Securities and Exchange Commission determines that an emergency exists which may make such payment impractical.

PREMIUM PROVISIONS

INITIAL PREMIUM         The Initial Premium is shown in the Policy
                        Specifications. It is payable to Us or to an authorized agent on or before delivery of this policy.

ADDITIONAL PREMIUM      The amount and frequency of Planned Premium and Minimum
                        Premium Requirements are shown in the Policy
                        Specifications. The amount and frequency can be changed upon request, subject to Our approval.

                        While this policy is in force, additional Premiums may be paid at any time prior to the Maturity Date. We reserve the right to limit or refund any Premium if:

                        1. the amount of the Premium is below Our current
                           Minimum Premium Requirement;

                        2. the Premium would increase the Death Benefit by more
                           than the amount of Premium; or

                        3. the Premium would disqualify the policy as life
                           insurance under the Code.

                        We reserve the right to require evidence of insurability before accepting a Premium that would increase the Net Amount at Risk.

NET PREMIUM             The Net Premium equals the Premium paid less the
                        Premium Charges shown in the Policy Specifications.

PREMIUM ALLOCATION      The initial Net Premium will be allocated to the Money
                        Market Subaccount. On the first Valuation Date on or following the Trade Date, the Money Market Subaccount
                        Value will be allocated in accordance with the Initial
                        Premium Allocation as shown in the Policy
                        Specifications. Any Net Premium received after the Trade Date will be allocated on the first
                        Valuation Date on or following the date the Premium is received in Our home office in accordance with the Initial Premium Allocation as shown in the Policy
                        Specifications.

                        The Premium allocation shown in the Policy
                        Specifications may be changed by You. The request for an allocation change must be in writing.

GRACE PERIOD            If the Surrender Value on the day immediately preceding
                        a Monthly Processing Date is less than the monthly deduction for the next month, a grace period of 61 days will be allowed for the payment, without evidence of insurability, of Premium payment or loan repayment equal to at least three monthly deductions.

                        This grace period will begin on the day We mail notice of the required payment to Your last known address.

                        If payment is not received within the grace period, all coverage under this policy will terminate at the end of the grace period in accordance with the Non-Forfeiture provisions. If death of the Life Insured occurs within the grace period, any amount payable will be reduced by any unpaid monthly deductions.

REINSTATEMENT           If this policy lapses because of insufficient Surrender
                        Value to cover the monthly deduction, and has not been surrendered for its Surrender Value, it may be reinstated at any time within three years after the date of lapse. If one of the Lives Insured dies during the lapse, the policy will be re-issued as a single life permanent policy.

                        The reinstatement is subject to:

                        1. receipt of evidence of insurability satisfactory to
                           Us on the Lives Insured;

                        2. payment of enough Premium to pay the unpaid monthly
                           deductions due during the last expired grace period.


L-8162                                                                    Page 7

L-8162                                                                    Page 8


                        3. payment of a Minimum Premium sufficient to keep
                           this policy in force for three months; and

                        4. payment of any Debt against the policy which
                           existed at the date of termination of coverage.

                        The effective date of reinstatement of a policy will be the Monthly Processing Date that coincides with or next follows the date the application for reinstatement is approved by Us.


                        The suicide and incontestability provisions will apply from the effective date of reinstatement.

GENERAL ACCOUNT PROVISIONS

GENERAL ACCOUNT         The guaranteed benefits under this policy are provided
                        through Our General Account. The Fixed Account is the only account available to You in Our General Account.


FIXED ACCOUNT           The Fixed Account is credited with interest rate(s)
                        which will not be less than the guaranteed minimum interest rate. The guaranteed minimum interest rate is 3.00% per year compounded daily at the daily equivalent of a 3.00% annual effective rate.

                        We may declare from time to time a current rate which is higher than the guaranteed minimum interest rate. Each current interest rate will be guaranteed until the next policy anniversary.

                        On each policy anniversary, We will also declare current interest rate(s) which will apply to the Fixed Account Value. These interest rate(s) will be guaranteed until the next policy anniversary.

FIXED ACCOUNT VALUE     On any Valuation Date, the Fixed Account Value is equal
                        to:

                         1. the sum of all net Premiums allocated to the Fixed Account; plus

                         2.  any amounts transferred to Fixed Account; plus

                         3. the total interest credited to the Fixed Account; minus

                         4. any pro-rata monthly deductions charged to the Fixed Account; minus

                         5.  any amounts transferred from the Fixed Account;
                             minus

                         6.  any amounts withdrawn from the Fixed Account; minus

                         7.  any amounts loaned from the Fixed Account.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT        The variable benefits under this policy are provided
                        through the KILICO Variable Separate Account-2 which is referred to in this policy as the Separate Account.
                        It is a separate investment account maintained by Us into which a portion of Our assets have been allocated for this policy and may be allocated for certain other policies.

LIABILITIES OF THE      The assets equal to the reserves and other liabilities
SEPARATE ACCOUNT        of the Separate Account will not be charged with
                        liabilities arising out of any other business We may conduct. The assets of the Separate Account will be valued on each Valuation Date.


SUBACCOUNT VALUE        On any Valuation Date, a Subaccount Value equals:

                        1. the Subaccount Value on the previous Valuation Date
                           multiplied by the Investment Experience Factor (defined below) for the end of the current Valuation Period; plus

                        2. any net Premiums received and allocated to the
                           Subaccount during the current Valuation Period; plus

                        3. any amounts transferred to the Subaccount during
                           the current Valuation Period; minus

                        4. the pro-rata portion or the designated amount of
                           any monthly deduction charged to the Subaccount when the Valuation Period includes a Monthly Processing Date; minus

                        5. any amounts transferred from the Subaccount during
                           the current Valuation Period; minus

                        6. any amounts withdrawn from the Subaccount during
                           the current Valuation Period; minus

                        7. any amounts borrowed from the Subaccount during the
                           Valuation Period.

FUND(S) Each Subaccount of the Separate Account will buy shares of an investment company offered as in investment alternative under the policy. The Funds are registered under the Investment Company Act of 1940 as open-end management investment companies. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                        If We establish additional Subaccounts each new Subaccount will invest in a new series of a Fund or in shares of an investment company. We may also add and/or substitute other investment companies.

CHANGE OF INVESTMENT    Unless otherwise required by law or regulation, the
ADVISER OR INVESTMENT   investment adviser or any investment objective may not
OBJECTIVES              be changed without Our consent.  Any investment
                        objective will not be materially changed unless a statement of the change is filed with and approved by the Insurance Department of the State of Illinois.
                        If required, approval of or change of any investment objective will be filed with the insurance department of the state where this policy is delivered.

RIGHTS RESERVED BY US   We reserve the right, subject to compliance with the
                        law as currently applicable or subsequently changed:

                        1. to operate the Separate Account in any form
                           permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                        2. to take any action necessary to comply with or
                           obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;


L-8162                                                                    Page 9

L-8162                                                                   Page 10

                        3. to transfer any assets in any Subaccount to another
                           Subaccount or to one or more accounts, or Our General Account; or to add, combine, substitute or remove Subaccounts in the Separate Account;

                        4. to delete the shares of any of the portfolios of
                           the Funds or other open-end investment company and to substitute, for the Funds shares held in any Subaccount, the shares of another portfolio of the Funds or the shares of another investment company or any other investment permitted by law; and

                        5. to change the way We assess charges, but without
                           increasing the aggregate amount beyond that currently charged to the Separate Account and the Funds in connection with the policies.

                        When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

ACCUMULATION UNIT       Each Subaccount has an Accumulation Unit Value.  For
VALUE                   each Subaccount the Accumulation Unit Value was
                        initially set at the same unit value as the net asset value of a share of the underlying portfolio. When
                        Premiums or other amounts are allocated to a Subaccount, a number of units are purchased based on the Subaccount's Accumulation Unit Value at the end of the Valuation Period during which the allocation is made.
                        When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                        The Accumulation Unit Value for each subsequent Valuation Period is the Investment Experience Factor for that period multiplied by the Accumulation Unit Value for the immediately preceding period. The Accumulation Unit Value for a Valuation Period applies to each day in such period. The number of Accumulation Units will not change as a result of investment experience.


INVESTMENT EXPERIENCE   Each Subaccount has its own Investment Experience
FACTOR                  Factor.  The investment experience of the Separate
                        Account is calculated by applying the Investment
                        Experience Factor to the Cash Value in each Subaccount during a Valuation Period.

                        The Investment Experience Factor of a Subaccount for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                            1. is the net result of:

                               a. the net asset value per share of the
                                  investment held in the Subaccount determined at the end of the current Valuation Period; plus

                               b. the per share amount of any dividend or
                                  capital gain distributions made by the
                                  investments held in the Subaccount if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                               c. a charge or credit for any taxes reserved for
                                  the current Valuation Period which We
                                  determine to have resulted from the
                                  investment operations of the Subaccount;

                            2. is the net asset value per share of the
                               investment held in the Subaccount, determined at the end of the last prior Valuation Period; and

                            3. is the factor representing the sum of the
                               Mortality and Expense Risk Charge and the
                               Account Management Charge for each day in the Current Valuation Period.

NONFORFEITURE PROVISIONS

CASH VALUE              The Cash Value of this policy is equal to the sum of
                        the Subaccount Values plus the Fixed Account Value plus the Loan Account value.

MONTHLY DEDUCTION       On the Policy Date and each Monthly Processing Date, a
                        monthly deduction will be made equal to the sum of the following:

                           1. the monthly cost of insurance charge for this
                              policy; plus
                           2. the monthly charge for any supplemental benefits
                              and riders; plus
                           3. the monthly administration charge.

                        The monthly deduction will be deducted from the Subaccounts and the Fixed Account in proportion to the value that each account bears to the Separate Account Value plus the Fixed Account Value unless otherwise requested.

COST OF INSURANCE       The Cost of Insurance is determined on the Policy
                        Date and each Monthly Processing Date and is determined separately for the Initial Specified Amount and for each increase in Specified Amount.

                        The Cost of Insurance equals a. times the result of b. minus c., where:

                        a. is the Cost of Insurance Rate;

                        b. the Death Benefit divided by 1.0024663; and

                        c. is the Cash Value.

COST OF INSURANCE RATE  The monthly Cost of Insurance Rate is based on the sexes, Issue Ages, Attained Ages (in the case of increases), and Rate Classes of the Lives Insured as well as the Net Amount at Risk and the duration that the coverage has been in force. The Cost of Insurance Rate will also vary by Policy Year.

                        Any change in the Cost of Insurance Rates will apply to all individuals of the same Sex, Issue Age, Attained Age (in the case of increases) Rate Class and Policy Year. At no time will such rates ever be greater than those shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates, shown in the Policy Specifications, multiplied by a Rate Class percent. These rates are based on the 1980 Commissioner's Standard Ordinary Smoker or Nonsmoker Mortality Tables, age nearest birthday.

SUPPLEMENTAL BENEFITS   The monthly charges for any Supplemental Benefits and
AND RIDERS              riders are shown in the Policy Specifications.

INSUFFICIENT CASH       The policy will terminate as provided in the grace
VALUE                   period provision if the Surrender Value on the date
                        immediately preceding a Monthly Processing Date is:

                           1. insufficient to cover the monthly deduction for
                              the month following such Monthly Processing Date; and

                           2. no Premium payment or loan payment sufficient to
                              cover at least three monthly deductions is received before the end of the grace period.

                        Any deduction for the Cost of Insurance or other benefits and riders after termination of insurance will not be considered a reinstatement of this policy or a waiver by Us of the termination.




L-8162                                                                  Page 11

TRANSFER PROVISIONS     You may transfer all or part of the value of each
                        Subaccount at any time to another Subaccount or the Fixed Account subject to the following conditions:

                           1. Transfers are not permitted until after the
                              Trade Date. Thereafter, one transfer will be permitted in each fifteen day period. All transfers which occur during one business day will be considered one transfer;

                           2. The minimum amount which may be transferred is
                              $500.00 or, if smaller, the remaining value of this policy's interest in a Subaccount;

                           3. No partial transfer will be made if Your
                              remaining Subaccount Value will be less than $500.00 after such transfer unless this policy's interest in such Subaccount is eliminated by means of such transfer.

                        You may transfer part of the Fixed Account Value to any Subaccount subject to the following additional conditions:

                           1. Transfers are not permitted until after the Trade
                              Date. Thereafter, one transfer will be permitted in each Policy Year during the thirty days that follow a policy anniversary. The Maximum Fixed Account Transfer Amount as a percentage of the Fixed Account Value is in the Policy Specifications;

                           2. The minimum amount which may be transferred is
                              $500.00 or, if smaller, the remaining value of this policy's interest in the Fixed Account;

                           3. No partial transfer will be made if Your
                              remaining Fixed Account Value will be less than $500.00 after such transfer unless this policy's interest in the Fixed Account is eliminated by means of such transfer.

                        We reserve the right at any time and without prior notice to any party to terminate, suspend or modify the transfer provision described above.

                        Any transfer direction must clearly specify the amount which is to be transferred and the names of the accounts which are to be affected. A telephone transfer direction will be honored by Us only if a properly executed telephone transfer authorization is on file with Us, and if such transfer direction complies with the authorization's conditions and Our administrative procedures.

WITHDRAWAL PROVISIONS   Cash withdrawals may be made any time after the first
                        Policy Year.  The Minimum Withdrawal Amount is shown
                        in the Policy Specifications.   You must specify the
                        accounts from which the withdrawal is to be made.

EFFECT OF A WITHDRAWAL  The Cash Value will be reduced by the amount of the withdrawal. If Death Benefit Option A is in effect, the Specified Amount will also be reduced by the amount of the withdrawal.

POLICY LOAN PROVISIONS

POLICY LOANS            Policy Loans may be made any time after the first
                        Policy Year. We will lend up to a maximum loan amount of 90% of Cash Value. The amount of any new loan may not exceed the maximum loan amount less Debt on the date the loan is granted. The minimum amount of a loan is shown in the Policy Specifications.

                        On the date the loan is made, an amount equal to the loan will be transferred from the Subaccounts and the Fixed Account to the Loan Account held in the General Account until the loan is repaid. Unless directed otherwise, the loaned amount will be deducted from the Subaccounts and the Fixed Account in proportion to the values that each account bears to the Separate Account Value plus the Fixed Account Value.

                        Should the Debt equal or exceed the Cash Value, this policy will terminate 61 days after notice has been mailed to You at Your last known address.

                        Cash Values derived from Premium received by Us in the form of a check or draft will not be available for loans until 30 days after deposit of such check or draft.

POLICY LOAN INTEREST    Interest accrues daily at the adjustable loan interest
                        rate. The adjustable loan interest rate will equal a published monthly average, currently Moody's Corporate
                        Bond Yield Average-Monthly Average Corporates, as published by Moody's Investor's Service, Inc., or any successor to that Service, for the calendar month that ends two months before the loan interest rate is determined by KILICO. The interest rate will be determined at the beginning of each Policy Year and it applies to new and outstanding loans. Loan interest is due on each policy anniversary after the date the loan is issued. If interest is not paid within (31) days of its due date it will be added to the amount of the loan as of its due date.

                        We will give 30 days advance written notice before each policy anniversary of the interest rate for the new Policy Year.

                        During the existence of a loan, the General Account Value will earn interest at the rate charged, reduced by not more than 1.00%. Interest will be earned on a daily basis and will be added to the General Account Value.

POLICY LOAN REPAYMENT   A Debt may be repaid in full or in part at any time
                        while this policy is in force. As Debt is paid, the Loan Account Value equal to the amount of repayment which exceeds the difference between interest due and interest earned will be allocated to the Subaccount and the Fixed Account according to the then current premium allocation instructions.

EFFECT OF POLICY LOANS  The Debt on this policy will reduce the amount of Cash
                        Value payable upon surrender. The Debt on this policy will also reduce the amount of Cash Value available for withdrawal. The Death Benefit payable to the beneficiary upon the death of the Life Insured will also be reduced by the amount of Debt.

SURRENDER VALUE PROVISIONS

SURRENDER               This policy may be surrendered for its Surrender Value
                        upon written request by You and return of the policy to
                        Us at Our home office.   The request must be made during
                        the lifetime of the Life Insured and while this policy is in force. The return of the policy is required before the Surrender Value is paid.

                        Payment of the Surrender Value will discharge Us from Our obligations under this policy.

                        We will pay the Surrender Value of this policy to You on the Maturity Date if the Life Insured is living and this policy is in force.


TRANSFER, WITHDRAWAL, LOAN
AND SURRENDER PROCEDURES

                        A transfer, withdrawal, loan or surrender will be effective at the end of the Valuation Period following a telephone transfer direction or receipt by Us at Our home office of a written request which contains all required information.



L-8162                                                                   Page 13

                        Accumulation Units will be redeemed to the extent necessary to achieve the dollar amount of the transfer, withdrawal, loan or surrender. The Accumulation Units credited in each Subaccount will be reduced by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units will be determined on the basis of the Accumulation Unit Value at the end of the Valuation Period during which the request containing all required information is received by Us. An amount withdrawn, loaned or surrendered from the Subaccounts will be paid within seven calendar days after the date proper written election is received by Us unless:

                        1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

                        2. trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the valuation unit is not reasonably practicable; or

                        3. such other periods as defined by the Securities and Exchange Commission for the protection of Owners.

                        If the withdrawal, loan, or surrender is to be made from the Fixed Account, We may defer the payment for a period permitted by law, but not more than six months after the written request is received by Us. During the period of deferral, interest at the then current rate will continue to be credited to the Fixed Account Value.


SETTLEMENT PROVISIONS


SETTLEMENT OPTIONS      The Owner, or beneficiary at the death of the Life
                        Insured, if no election by the Policyholder is in effect, may elect to have all of the Surrender Value or Death Benefit of this policy paid in a lump sum or have the amount applied to one of the settlement options noted below. Payments under these options will not be affected by the investment experience of the Separate Account after proceeds are applied under a settlement option. Payment will be made as elected by the payee on a monthly, quarterly, semi-annual or annual basis.

                        The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules in effect at the time the settlement option is chosen. If at any time the payments are less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual or to make the payment in one lump sum so that the payment is at least equal to Our minimum payment.


ELECTION OF             Election of a settlement option may be made by written
SETTLEMENT OPTION       notice to Us.  The election may be made:

                        1.  by You during the lifetime of the Life Insured;

                        2. by the beneficiary if no election made by You is in effect at the time of the death of the Life Insured; or

                        3. by the beneficiary if You reserve the right for the beneficiary to change an election upon the death of the Life Insured. Such change must be made prior to the first settlement option payment.

                        An election in effect during the lifetime of the Life Insured will be revoked by a subsequent change of beneficiary or an assignment of this policy, unless provided otherwise.

GENERAL CONDITIONS      The Surrender Value or Death Benefit will be used to
                        determine the monthly benefit payment. The monthly benefit payment will be based upon the settlement option elected in accordance with the appropriate
                        Settlement Option Table.

                        OPTION 1 - Income for Specified Period - We will pay a
                                   monthly income for the period elected but not less than 5 years nor more than 30 years.

                        OPTION 2 - Life Income -  We will pay a monthly
                                   income to the payee during the payee's
                                   lifetime.

                        OPTION 3 - Life Income with Installments Guaranteed  -
                                   We will pay a monthly income for the
                                   Guaranteed Period elected and thereafter for the remaining lifetime of the payee. The period elected may be 5, 10, 15 or 20 years.

                        OPTION 4 - Joint and Survivor Income  - We will pay the
                                   full monthly income while both payees are living. Upon the death of either payee, the income will continue during the lifetime of the surviving payee. The surviving payee's income will be the percentage of such full amount chosen at the time of election of this option. The percentages available are 50%, 66 2/3%, 75% and 100%.

OTHER SETTLEMENT        May be available with Our consent.
OPTIONS

SUPPLEMENTARY CONTRACT  A supplementary contract will be issued to reflect payments to be made under a settlement option.
                        If settlement is a result of the death of the Life Insured, its effective date will be the date of death. Otherwise its effective date will be the date chosen by You.

DATE OF FIRST PAYMENT   Interest under the settlement options will begin to
                        accrue on the effective date of the supplementary contract. If the normal effective date is the 29th, 30th or 31st of the month, the effective date will be the 28th day of that month.

EVIDENCE OF AGE,        We may require satisfactory evidence of the Age and sex
SEX AND SURVIVAL        of any person on whose life the income is to be based
                        and the continued survival of any person on whose life the income is based.

BASIS OF SETTLEMENT     The guaranteed monthly payments are based on an
OPTIONS                 interest rate of 2.5% per year and, where mortality
                        is involved the "1983 Table a" individual mortality table developed by the society of Actuaries, with a 5-year setback.


DISBURSEMENT OF FUNDS   At the death of the payee, any unpaid installments will
UPON DEATH              be paid in one lump sum to the estate of the payee
                        unless otherwise provided in the supplementary agreement. The lump sum will be equal to the commuted value of the remaining installments, based upon a minimum interest rate of not less than 2.5%.

PROTECTION OF BENEFITS  Unless otherwise provided in the supplementary contract the payee may not: 1. commute; 2. anticipate;
                        3. assign; 4. alienate; or 5. otherwise encumber any payment to be received.

CREDITORS               The proceeds of the policy and any payment under an
                        option will be exempt from the claim of creditors and from legal process to the extent permitted by law.


L-8162                                                                  Page 15

                            SETTLEMENT OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - INCOME FOR SPECIFIED PERIOD


Number                      Number                      |     Number                       Number
of years       Monthly      of years        Monthly     |     of years       Monthly       of years        Monthly
selected       Payment      selected        payment     |     selected       Payment       selected        Payment
-------------------------------------------------------------------------------------------------------------------
                                                        |
   5             17.69        12               8.01     |        19            5.48           26              4.33
   6             14.92        13               7.48     |        20            5.27           27              4.22
   7             12.94        14               7.03     |        21            5.08           28              4.11
   8             11.46        15               6.64     |        22            4.90           29              4.02
   9             10.31        16               6.29     |        23            4.74           30              3.92
  10              9.39        17               5.99     |        24            4.59
  11              8.64        18               5.72     |        25            4.46
-------------------------------------------------------------------------------------------------------------------

OPTIONS TWO AND THREE - LIFE INCOME WITH INSTALLMENTS GUARANTEED:

Age of            Monthly payments Guaranteed           |  Age of            Monthly Payment Guaranteed
 Male                                                   |  Female
Payee          None      60      120     180     240    |  Payee          None      60      120     180     240
-------------------------------------------------------------------------------------------------------------------
         |                                              |           |
  55     |    3.98       3.97    3.94    3.88    3.81   |    55     |      3.62    3.61     3.60    3.58     3.54
  56     |    4.05       4.04    4.01    3.95    3.86   |    56     |      3.68    3.67     3.66    3.64     3.59
  57     |    4.14       4.12    4.09    4.02    3.92   |    57     |      3.75    3.74     3.73    3.70     3.65
  58     |    4.22       4.21    4.17    4.09    3.99   |    58     |      3.82    3.81     3.79    3.76     3.71
  59     |    4.31       4.30    4.25    4.17    4.05   |    59     |      3.89    3.88     3.86    3.83     3.77
  60     |    4.41       4.39    4.34    4.25    4.11   |    60     |      3.97    3.96     3.94    3.90     3.83
  61     |    4.51       4.50    4.44    4.33    4.18   |    61     |      4.05    4.04     4.02    3.97     3.89
  62     |    4.62       4.60    4.54    4.42    4.26   |    62     |      4.14    4.13     4.10    4.05     3.96
  63     |    4.74       4.72    4.64    4.51    4.31   |    63     |      4.23    4.22     4.19    4.13     4.03
  64     |    4.86       4.84    4.75    4.60    4.38   |    64     |      4.33    4.32     4.28    4.21     4.10
  65     |    4.99       4.96    4.87    4.69    4.45   |    65     |      4.44    4.42     4.38    4.30     4.17
  66     |    5.14       5.10    4.99    4.79    4.51   |    66     |      4.55    4.53     4.48    4.39     4.24
  67     |    5.29       5.25    5.12    4.89    4.58   |    67     |      4.67    4.65     4.59    4.48     4.31
  68     |    5.45       5.40    5.25    4.99    4.64   |    68     |      4.79    4.77     4.70    4.58     4.39
  69     |    5.62       5.57    5.39    5.09    4.71   |    69     |      4.93    4.90     4.82    4.68     4.46
  70     |    5.81       5.74    5.54    5.20    4.77   |    70     |      5.07    5.04     4.95    4.78     4.53
  71     |    6.00       5.93    5.69    5.30    4.83   |    71     |      5.23    5.19     5.09    4.89     4.61
  72     |    6.21       6.12    5.85    5.41    4.88   |    72     |      5.39    5.35     5.23    5.00     4.68
  73     |    6.44       6.33    6.01    5.51    4.93   |    73     |      5.57    5.52     5.38    5.11     4.74
  74     |    6.68       6.55    6.17    5.61    4.98   |    74     |      5.76    5.71     5.53    5.23     4.81
  75     |    6.94       6.79    6.35    5.71    5.02   |    75     |      5.96    5.90     5.70    5.34     4.87
  76     |    7.21       7.03    6.52    5.80    5.06   |    76     |      6.19    6.11     5.87    5.46     4.93
  77     |    7.50       7.29    6.70    5.90    5.09   |    77     |      6.43    6.34     6.05    5.57     4.98
  78     |    7.82       7.57    6.68    5.98    5.12   |    78     |      6.69    6.58     6.24    5.68     5.03
  79     |    8.16       7.86    7.06    6.06    5.15   |    79     |      6.97    6.84     6.43    5.79     5.07
  80     |    8.52       8.46    7.20    6.14    5.17   |    80     |      7.28    7.12     6.63    5.90     5.11
  81     |    8.90       8.48    7.42    6.21    5.19   |    81     |      7.61    7.41     6.83    5.99     5.14
  82     |    9.32       8.84    7.59    6.27    5.21   |    82     |      7.97    7.73     7.03    6.09     5.17
  83     |    9.77       9.16    7.76    6.33    5.22   |    83     |      8.36    8.06     7.24    6.17     5.19
  84     |   10.24       9.52    7.93    6.38    5.24   |    84     |      8.78    8.42     7.44    6.24     5.21
  85     |   10.75       9.90    8.09    6.43    5.24   |    85     |      9.24    8.79     7.64    6.31     5.22
-------------------------------------------------------------------------------------------------------------------


OPTION FOUR - JOINT AND 100% SURVIVOR INCOME


Age of |                         Age of Female Payee
Male   |
Payee  |   55        60        65        70        75        80         85
       |
 55    |  3.32      3.47      3.60      3.71      3.80      3.87       3.91
 60    |  3.41      3.60      3.79      3.96      4.11      4.22       4.30
 65    |  3.47      3.71      3.96      4.22      4.45      4.64       4.78
 70    |  3.52      3.80      4.11      4.46      4.80      5.12       5.38
 75    |  3.56      3.86      4.23      4.66      5.14      5.63       6.07
 80    |  3.58      3.90      4.31      4.81      5.42      6.11       6.80
 85    |  3.60      3.93      4.36      4.92      5.63      6.51       7.51


L-8162                                                                 Page 16

SURVIVORSHIP, FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
PAYABLE ON THE SECOND DEATH

NON-PARTICIPATING - NO ANNUAL DIVIDENDS

MATURES ON POLICY ANNIVERSARY NEAREST THE YOUNGER OF THE LIVES INSURED'S 100TH BIRTHDAY

TO THE EXTENT ALLOCATIONS ARE MADE TO THE DIVISIONS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE DIVISIONS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between you and us.

READ YOUR POLICY CAREFULLY

KEMPER INVESTORS LIFE INSURANCE COMPANY
A Stock Life Insurance Company
1 Kemper Drive, Long Grove, Illinois 60049-0001



Policy Form No. L-8162